                                                                    EXHIBIT 10.7

                      RESEARCH AND DEVELOPMENT AGREEMENT

     This Research and Development Agreement ("Agreement") is made this 30th day of October 2000, between Rohm and Haas Company, a Delaware corporation, having its principal office at 100 Independence Mall West, Philadelphia, Pennsylvania, 19106-2399, United States of America ("RandH") and AgraQuest, Inc., a Delaware corporation, having its principal place office at 1530 Drew Avenue, Davis, California 95616, United States of America ("AQ").

                                   ARTICLE 1
                                  BACKGROUND

1.1. AQ has conducted research in the areas of biopesticide microbials and biochemicals to develop environmentally friendly natural pesticide products. From this microbial and biochemical research initiative, AQ has identified a number of product leads.

1.2. RandH possesses considerable expertise in research, development, registration and commercialization of agricultural chemical products. Using this expertise, RandH is interested in assessing AQ's product leads to identify those materials which RandH and AQ, will develop, register and bring to market.

1.3. To advance these goals, RandH and AQ have determined to enter into a commercial relationship regarding the future development, registration and commercialization of AQ's product leads.

                                   ARTICLE 2
                                  DEFINITIONS

2.1 "Actual Costs" means the out-of-pocket costs, including labor costs and indirect overhead expenses (head-count driven facilities and administrative allocation).

2.2. "Affiliate" means, in relation to a party to this Agreement, a body corporate which from time to time is directly or indirectly controlled by or in control of such party and, for these purposes, "control" shall consist of the ownership of over fifty percent (50%) of the voting stock of a body corporate.

2.3 "AQ's Field" means use in the areas of Animal Health which is limited to therapeutics and pharmaceuticals for animal diseases, products for controlling internal and external parasites and pests, probiotics, animal feed additives, Human Health which is limited to pharmaceuticals, therapeutics, nutritional supplements and nutriceuticals and Aquaculture which is limited to growth enhancers, nutritional supplements and products for controlling external or internal parasites and diseases of fish, shellfish and mollusks.


[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to 17 C.F.R. Section 230.406.

2.4. "Biopesticide" means a biochemical or microbial pesticide as defined at 40 C.F.R. (S) 158.65.

2.5. "Confidential Information" means, as to either party and without limitation, the Technology Rights, and any other data, know-how, formulas, compositions, processes, documents, designs, sketches, photographs, plans, graphs, drawings, specifications, equipment, samples, reports, findings, inventions, ideas and information, including business information related to the Lead Candidates and the Project.

2.6 "Damages" means any and all losses, liabilities, obligations, costs, expenses, damages or judgments of any kind or nature whatsoever (including reasonable attorney's, accountant's and expert's fees, disbursements of counsel, and other costs and expenses incurred in pursuing or defending claims under Article 13).

2.7.  "Effective Date" means the date first written above.

2.8.  "EPA" means the United States Environmental Protection Agency.

2.9.  "Gated Process" means the research and development process set forth in
      Article 6 of this Agreement and as described in further detail in the Gated Process Template set forth at Exhibit D to this Agreement.

2.10. "Improvements" means any invention, improvement, modification, new application or enhancement whether patentable or not, relating solely to a specific Lead Candidate or Licensed Technology, but expressly excluding the combination of such Lead Candidate with any RandH product.

2.11. "Lead Candidates" means those product leads from AQ's biopesticide microbial and biochemical research and development (including any analogs and homologs, which may qualify as a Biopesticide) identified at Exhibit A, attached hereto and made a part hereof. Such Exhibit A may be updated from time to time as provided herein.

2.12. "Net Sales" means, for any given quarter, the net sales of a technical grade or formulated product containing a given Lead Candidate during such period, including products containing any Improvements, as such net sales are determined after deducting industry standard discounts, rebates, chargebacks, sales freight and taxes. With respect to RandH, Net Sales shall include the Net Sales to permitted sublicensees.

2.13. "Patent Prosecution" means, with respect to any Technology Right, the prosecution and maintenance (before the United States Patent and Trademark Office or the

                                    2 of 18

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to 17 C.F.R. Section 230.406.

      applicable counterpart agency in a foreign country) of any patent or patent application, or any divisions, continuations, extensions or renewals relating to such Technology Right.

2.14. "Patent Rights" means all rights under any U.S. or foreign patent or patent application which may issue with claims directed to a Lead Candidate, a method to isolate or manufacture a Lead Candidate or a method to use a Lead Candidate, as the case may be, in each case together with any divisionals, continuations, continuations-in-part, reissues, re-registrations or extensions thereof.

2.15. "Project" means the activities of RandH and AQ to assess, develop, register and commercialize the Lead Candidates as Biopesticide products, including the Gated Process described in Article 6 of this Agreement.

2.16. "Registration" means approval by the EPA or European Union ("EU") or Japan of a microbial, a substance or mixture of substances as a Biopesticide pursuant to the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA").

2.17. "Technology Rights" means any and all ideas, inventions, formulae, processes, trade secrets and substantial know-how, intellectual property, techniques, methods, specifications, practices, data and other forms of information relating to the processes, methods and techniques for manufacturing, formulating and using the Lead Candidates, whether patentable or not and whether or not reduced to practice, including Patent Rights.

                                   ARTICLE 3
                REPRESENTATIONS, WARRANTIES AND COVENANTS OF AQ

AQ hereby represents, warrants and covenants to RandH as follows:

3.1   Corporate Power and Authority.
      -----------------------------

      AQ has the corporate power and authority to execute and deliver this Agreement, the Convertible Note Purchase Agreement, the Convertible Note and perform its obligations hereunder and thereunder, and the execution, delivery and performance of this Agreement, the Convertible Note Purchase Agreement, and the Convertible Note have been duly and validly authorized by AQ, and upon execution and delivery by AQ, this Agreement, the Convertible Note Purchase Agreement, and the Convertible Note will constitute valid and binding agreements of AQ enforceable against it in accordance with their respective terms.

3.2   No Conflict.
      ------------

                                    3 of 18


[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to 17 C.F.R. Section 230.406.

     Neither the execution and delivery of this Agreement, the Convertible Note Purchase Agreement, the Convertible Note, nor the consummation of the transactions contemplated hereunder or thereunder, requires AQ to obtain any permits, authorizations or consents from any governmental body or from any other person, firm or corporation, and such execution, delivery and consummation will not result in the breach of or give rise to any termination of any agreement or contract to which AQ may be a party.

3.3  Compliance with Law.
     --------------------

     AQ will conduct its activities and operations in material compliance with all applicable laws, statutes, rules or regulations.

3.4  Effort
     ------

     During the term of this Agreement, AQ shall use commercially reasonable efforts to fulfill its obligation as set forth in this Agreement.

3.5  Patent Prosecution; Infringement.
     --------------------------------

     AQ is obligated to, at AQ's expense, prepare and file one or more patent application(s) for any Lead Candidate(s) and Improvements and is obligated to pursue Patent Prosecution of such patent application(s) and patent(s) which issue from such application(s). AQ shall pursue any Patent Prosecution in a manner that it in good faith believes to be scientifically and commercially reasonable; provided, however, that (i) AQ shall determine in consultation with the Joint Project Team the timing and manner of such Patent Prosecution and the amount of resources, personnel, and effort, devoted by AQ to such Patent Prosecution, patent protection or the scope of the protection afforded by any allowed patent claim and (ii) provided that AQ diligently and in good faith pursues Patent Prosecution of a particular Lead Candidate, AQ shall have no liability or obligation to RandH for the failure to obtain any patent protection relating to any Lead Candidate or the scope of the protection afforded by any allowed patent claim. AQ shall pursue the prosecution of any actual or alleged infringement by a third party of any of the Licensed Technology (as defined in Section 9.1 below).

                                   ARTICLE 4
              REPRESENTATIONS, WARRANTIES AND COVENANTS OF RANDH

         RandH represents, warrants and covenants the following to AQ:

4.1  Corporate Power and Authority.
     ------------------------------

                                    4 of 18

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to 17 C.F.R. Section 230.406.

     RandH has the corporate power and authority to execute and deliver this Agreement and the Convertible Note Purchase Agreement, and to perform its obligations hereunder and thereunder, and the execution, delivery and performance of this Agreement and the Convertible Note Purchase Agreement have been duly and validly authorized by RandH, and upon execution and delivery by RandH, this Agreement and the Convertible Note Purchase Agreement will constitute valid and binding agreements of RandH enforceable against it in accordance with their respective terms.

4.2  No Conflict.
     -----------

     Neither the execution and delivery of this Agreement or the Convertible Note Purchase Agreement, nor the consummation of the transactions contemplated hereunder or thereunder, requires RandH to obtain any permits, authorizations or consents from any governmental body or from any other person, firm or corporation, and such execution, delivery and consummation will not result in the breach of or give rise to any termination of any agreement or contract to which RandH may be a party.

4.3  Source of Funds.
     ---------------

     No payment to AQ hereunder will be made with government funds.

4.4. Effort.
     ------

     During the term of this Agreement, RandH shall use commercially reasonable efforts to fulfill its obligations under this Agreement.

4.5. Compliance with Law.
     -------------------

     RandH will conduct its activities and operations in material compliance with all applicable laws, statutes, rules or regulations.

4.6. Patent Prosecution; Infringement.
     --------------------------------

     RandH shall cooperate with AQ's efforts regarding the Patent Prosecution, notify AQ of any possible claims of infringement of the Licensed Technology and cooperate with AQ in the prosecution of any actual or alleged infringement by a third party of any of the Licensed Technology.

                                   ARTICLE 5
                              CERTAIN OBLIGATIONS

5.1. Supply of Lead Candidates.
     --------------------------

                                    5 of 18


[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to 17 C.F.R. Section 230.406.

     AQ will supply the needed quantities of Lead Candidates (as determined by the Joint Project Team) for entry into the Gated Process. Until such time as [***] Lead Candidates are [***].

5.2. Exclusivity; Reservation of Right.
     ----------------------------------

     (a) AQ shall not work, collaborate or coordinate with any third party to develop a Lead Candidate or any analog or homolog of a Lead Candidate as a Biopesticide, unless such Lead Candidate (i) has been abandoned by RandH as provided at section 6.1(c) herein or (ii) is within AQ's Field. Any such work, collaboration or coordination shall be considered a material breach of this agreement.

     (b) Notwithstanding anything herein to the contrary, AQ reserves the right to conduct research and development in conjunction with third parties on analogs and homologs of Lead Candidates which do not and will not qualify as Biopesticides.

5.3. Sale of Convertible Note.
     -------------------------

     Concurrently with the execution of this Agreement, AQ will sell to RandH and RandH will purchase from AQ, pursuant to a Convertible Note Purchase Agreement attached hereto as Exhibit B, a Convertible Note (as defined therein)
                             ---------
in the principal amount of five hundred thousand dollars ($500,000) made within five (5) days of the Effective Date by wire transfer of immediately available funds to an account designated in writing by AQ. The entire outstanding principal balance of, and all accrued but unpaid interest on, the Convertible Note shall be converted automatically into fully paid nonassessable shares of the equity security (the "Next Financing Securities") sold by AQ in its next equity financing involving the receipt by AQ of at least $3,000,000, including the amounts received on conversion of debt (the "Next Financing"). The number of shares of Next Financing Securities to be issued to RandH upon such conversion shall be equal to the quotient obtained by dividing (i) the entire principal amount of the Convertible Note by (ii) the price per share of the Next Financing Securities multiplied by 1.2, rounded to the nearest whole share. The issuance of such shares upon such conversion shall be upon and subject to the same terms and conditions applicable to the Next Financing and, except as set forth in the preceding sentence, such shares shall have the same rights and preferences as the Next Financing Securities and such shares shall be upon and subject to terms and conditions no less favorable than any share issued by AQ prior to the Effective Date. If AQ does not complete a Next Financing within six months of the Effective Date, the Convertible Note shall be converted into shares of preferred stock of AQ (the "Next Equity Securities") at a purchase price to be determined by AQ's Board of Directors immediately prior to such conversion. Except as to purchase price, the Next Equity Securities will have the same rights and preferences as the Series E Preferred Stock.


5.4. Additional Investment.
     ---------------------

  During the Term, RandH may, [***], purchase additional shares of AQ equity securities, subject to the approval of the Board of Directors of AQ.

                                   ARTICLE 6
                        GATED RESEARCH AND DEVELOPMENT
                              FOR LEAD CANDIDATES

                                    6 of 18


[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to 17 C.F.R. Section 230.406.

6.1. The Gated Process and General Governing Principles for the Gated Process
     ------------------------------------------------------------------------

     (a) RandH and AQ will assess, review, and develop the Lead Candidates through the Gated Process described below and as set forth in greater detail in the Gated Process Template at Exhibit D attached hereto and made
                                             ---------
     a part hereof.

     (b) RandH, in its sole and exclusive discretion, will determine whether a particular Lead Candidate will move from one gate in the Gated Process to a subsequent Project Stage or gate.

     (c) RandH reserves the right to abandon a particular Lead Candidate at any time in the Gated Process. Subject to the following two sentences, a Lead Candidate shall be considered abandoned by RandH [***]. If AQ does not receive written determination within sixty (60) days from the date of such request, such Lead Candidate shall be considered abandoned by RandH.

6.2. Project Stage 1.
     ----------------

     (a) From time to time during the Term, RandH will evaluate the currently available data on the Lead Candidates and in its sole discretion select a Lead Candidate from Exhibit A for assessment in Project Stage 2 of the
                         ---------
     Gated Process by written notification thereof to AQ; provided, however, that selection of the first Lead Candidate shall occur no later than the [***] of the Effective Date.

     (b) At the time that a Lead Candidate is selected to move to Project Stage 2, RandH shall pay AQ [***] in immediately available funds to an account designated by AQ.

6.3. Project Stage 2.
     ----------------

     AQ will provide sufficient quantities of each Lead Candidate in order for RandH to evaluate the efficacy of such Lead Candidate in the laboratory. AQ will also provide a preliminary assessment for the novelty of the Lead Candidate, including dereplication with AQ's natural product database, and literature search of known chemistry and taxonomy.

6.4. Project Stage 3.
     ----------------

     (a) Upon written notification by RandH to advance a Lead Candidate to Project Stage 3 and the concurrent advancement of [***] to AQ for reimbursement of Actual Costs of the Pre-Development Activities, AQ will immediately commence the Pre-Development Activities. If at any time AQ becomes aware that the Actual Costs of such development activities for any individual Lead Candidate will


[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to 17 C.F.R. Section 230.406.

     exceed [***], AQ shall notify RandH and obtain prior written approval from RandH to continue with the activities for such Lead Candidate. "Pre-Development Activities" means those activities identified as such in Project Stage 3 of the Gated Process Template.

     (b) Upon request by RandH and as a part of AQ's obligation pursuant to the Gated Process, AQ will conduct fractionation/purification and characterization (structure elucidation) to determine the active component molecules of the particular Lead Candidate. If these analyses demonstrate that the molecules are:

               (i)  lipophilic compounds, RandH will pay [***] to AQ;
               (ii) water soluble compounds, RandH will pay [***] to AQ.

     Any payments made pursuant to this Section 6.4(b) and 6.4(c) shall be made in immediately available funds to an account designated by AQ within thirty (30) days of written notification thereto by AQ.

     (c) AQ will develop an analytical method suitable for meeting Registration requirements for the Lead Candidate in major market countries as determined by the Joint Project Team. RandH will pay a total of [***] upon completion of such analytical method.

6.5. Project Stage 4.
     ----------------

     (a) If AQ exercises its right of first refusal and undertakes the Commercial Manufacture of a Lead Candidate pursuant to Section 9.2(a) below, AQ in accordance with Project Stage 4 will conduct final process development on such Lead Candidate and manufacture [***] batches of such Lead Candidate to support Registration of the Lead Candidate. RandH will reimburse AQ for reasonable costs and expenses incurred in the process development under Project Stage 4 and manufacture of the [***] batches of the Lead Candidate within [***] days of submission of an invoice therefore.

     (b) RandH, at RandH's expense, will prepare and file with EPA an application for Registration and petition for tolerance or exemption from tolerance, if required, of the Lead Candidate. AQ shall have the right to review such application for Registration prior to filing. Upon submission of the application for Registration and petition, if required, as a Biopesticide to EPA or Japan or the EU, RandH shall pay AQ [***].

     (c) Upon issuance by EPA of a Biopesticide Registration by EPA or Japan or the EU for the Lead Candidate, RandH shall pay to AQ [***].

                                    8 of 18


[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to 17 C.F.R. Section 230.406.

       (d) RandH may request AQ to continue process optimization research for a Lead Candidate prior to commercialization, but after the [***] analysis and submission for Registration. If such request is made by RandH, RandH will reimburse AQ for reasonable costs and expenses incurred in this optimization.

6.6.   Special Payment to AQ. AQ shall receive a one time, lump sum payment of
       ----------------------
       [***] of RandH's Net Sales for each Lead Candidate for which Registration is obtained for sales of such registered Lead Candidate(s) made during the fifth after the first year in which a commercial sale occurs, and such lump sum payment will be made during the first quarter of in the year following.

6.7.   Audit; Inspection of Records. Each party, including a permitted
       ----------------------------
       sublicensee, shall keep full and accurate books and records of its Actual Costs, Net Sales, and any other expenses or disbursements relating to this Agreement. Each party shall permit the other party, at its own expense, to examine such books and records at any reasonable time.

                                   ARTICLE 7
                              JOINT PROJECT TEAM

7.1. Composition and Duties of Team.
     -------------------------------

     The parties will establish a multifunctional team (the "Joint Project Team") which will meet as needed at a mutually agreeable location to review and direct the Project. Specifically, the Joint Project Team shall have among its principal duties to review the status of Lead Candidates in the Gated Process and review and discuss all draft and final data, studies and reports generated through the Gated Process. At a minimum, the Joint Project Team will meet [***]. The Joint Project Team will be consultative in nature and, except as otherwise set forth herein, all decisions regarding the Project will remain in the sole and exclusive discretion of RandH.

7.2. Obligations of the Parties.
     ---------------------------

     Each party to this Agreement working through the Joint Project Team will have the responsibility and obligation to supply appropriate personnel and all relevant data and other information needed to implement and accomplish the objectives of the Project.

                                   ARTICLE 8
             PROPRIETARY RIGHTS, RIGHTS TO STUDIES, REGISTRATIONS,
                       REGISTRATION DATA AND TRADEMARKS

8.1. Proprietary Rights.
     ------------------

                                    9 of 18


[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to 17 C.F.R. Section 230.406.

     Except as expressly provided to the contrary herein, as between the parties, all proprietary rights, title, and interest with respect to the Lead Candidates, including the Technology Rights and Improvements as set forth in
Section 10.1 shall be and remain solely with AQ.

8.2. RandH Data.
     ----------

     All data and studies obtained, conducted or paid for by RandH for each individual Lead Candidate shall remain the exclusive property of RandH; provided, however, that notwithstanding anything else in this Agreement, AQ shall have access to all filings and all information and data relevant thereto for use by AQ in AQ's Field. If AQ uses such data or study in AQ's Field, AQ shall pay RandH [***] of the Actual Costs incurred by RandH in the generation of such data or study within thirty (30) days of receipt of supporting documentation therefor. The parties agree however that AQ, with prior written approval from RandH, may use the data or studies without payment to RandH solely for the purpose of providing information to its current or prospective investors , and such approval shall not unreasonably withheld or delayed.

     Notwithstanding the foregoing, if for any reason and at any time during the Gated Process described in Article 6, RandH determines to abandon a Lead Candidate as set forth in Section 6.1(c) of this Agreement, RandH will provide AQ with a copy of all data and studies generated by or on behalf of RandH in the Gated Process up to the date of RandH's notice of abandonment. However, if AQ at any time receives an economic benefit from the commercial sale of such abandoned Lead Candidate, AQ will [***].

8.3  Lead Candidate Registrations.
     ----------------------------

     RandH shall be entitled to submit all regulatory filings in its name and shall own all such filings and Registrations, and subject to Section 8.2, AQ shall have access to all filings and all information and data relevant thereto.

8.4. RandH Trademarks.
     -----------------

     RandH will obtain and maintain trademarks for the Lead Candidates as RandH sees fit in RandH's sole discretion and at its own expense. RandH will retain sole and exclusive ownership of such trademarks at all times. Nothing in this Agreement shall be construed as conferring on AQ the right to use in advertising, publicity or other promotional activities any name, trademark or tradename of RandH or its existing products.

8.5. AQ Trademarks.
     -------------

                                   10 of 18

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to 17 C.F.R. Section 230.406.

     Nothing in this Agreement shall be construed as conferring on RandH the right to use in advertising, publicity or other promotional activities any name, trademark or tradename of AQ or its existing products.

                                   ARTICLE 9
                        LICENSE AND MANUFACTURING RIGHTS

9.1. License Grant.
     --------------

     AQ hereby grants an exclusive, worldwide, non-cancellable right and license in and to the Technology Rights to make, use, offer for sale, import, export and distribute any and all Lead Candidates of products embodying a Lead Candidate for all uses except in AQ's Field (the "Licensed Technology"). Such license includes the right to sublicense; provided, however, that such sublicense (i) is subject to any restrictions set forth in this Agreement and
(ii) prior to such sublicense, RandH provides written notification to AQ of its intent to effect such sublicense and a copy of such sublicensing agreement. The license described herein shall be in effect until such time as the Lead Candidate that is the subject of the license is abandoned as set forth in
Section 6.1(c) or until such time as the latest of any patent relating to such Lead Candidate expires, at which time RandH shall have a [***].

9.2. Commercial Manufacture.
     ---------- ------------

     (a) "Commercial Manufacture" means the manufacture of a Lead Candidate for the purpose of commercial sale of such Lead Candidate, whether in its technical form or in a product formulation.

     (b) RandH hereby grants AQ the right of first refusal to the Commercial Manufacture of the Lead Candidates by AQ at a facility owned or leased and operated by AQ ( "AQ's Manufacturing Right"); provided, however, that AQ must advise RandH of its decision to exercise AQ's Manufacturing Right within thirty (30) days of RandHs determination to advance a Lead Candidate to Project Stage 4. If AQ exercises AQ's Manufacturing Right, the Total Costs (as defined in Section 9.3(a)) shall be paid by RandH to AQ within thirty (30) days of submission of an invoice for such costs and expenses. AQ represents and warrants that if AQ exercises AQ's Manufacturing Right, AQ will manufacture the Lead Candidate at the lowest commercially reasonable cost possible.

     (c) If AQ decides to exercise AQ's Manufacturing Right, RandH and AQ agree to negotiate in good faith a Supply Agreement for such Lead Candidate.

     (d) If AQ decides not to exercise AQ's Manufacturing Right (i) RandH has [***] to Commercial Manufacture of the Lead Candidate; (ii) AQ will provide RandH with any and all data and information it possesses pertaining to the Lead Candidate to be manufactured, including but not limited to all information about the Commercial Manufacture of such Lead Candidate and;
     (iii) AQ will provide any advice and consultation reasonably requested by RandH pertaining to the Commercial

                                   11 of 18


[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to 17 C.F.R. Section 230.406.

       Manufacture of such Lead Candidate. The parties agree that the information and advice provided pursuant to this Section 9.2(d) constitutes "Confidential Information" and all process information and rights remain the property of AQ.

9.3.   Total Gross Margin Split.
       -------------------------

       (a) If AQ exercises AQ's Manufacturing Right and the parties enter into a Supply Agreement as set forth in Section 9.2(c), RandH will pay to AQ [***], which shall be defined as the difference between (i) Net Sales and
       (ii) Total Costs. Total Costs shall mean the fully allocated costs associated with the Commercial Manufacture by AQ of Lead Candidates, including but not limited to labor, fermentation, recovery, formulation and packaging expenses, raw materials, taxes, direct depreciation and the allocable portion of utilities.

       (b) With respect to a Lead Candidate manufactured pursuant to Section 9.2(d), RandH shall pay to AQ a royalty of [***] on RandH's Net Sales of such Lead Candidate.

       (c) Any payments made pursuant to this Section 9.3 shall be made by RandH in immediately available funds to an account designated by AQ within thirty (30) days of the end of RandH's fiscal quarter.

                                  ARTICLE 10
                 INVENTIONS, IMPROVEMENTS OR NEW APPLICATIONS

10.1.  By AQ.
       ------

       AQ shall promptly inform RandH in writing of any Improvements made by AQ. Such Improvements shall be the sole property of AQ; provided, however, that such Improvements shall be included within the meaning of the "Licensed Technology" licensed to RandH hereunder.

10.2   By RandH.
       ---------

       RandH shall promptly inform AQ in writing of any Improvements, whether patentable or not, made by RandH relating solely to a specific Lead Candidate or Licensed Technology. Such Improvements shall be the sole property of RandH; provided, however, that RandH hereby grants to AQ an exclusive (except as to RandH), royalty-free, worldwide, non-cancellable right and license, with the right to sublicense, to make, use, sell, offer for sale, import, export and distribute such Improvements in AQ's Field.

10.3.  Joint Improvements.
       -------------------

                                   12 of 18


[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to 17 C.F.R. Section 230.406.

       Any Improvements, whether patentable or not, made jointly by the parties shall be jointly owned by RandH and AQ ("Joint Improvements"). The parties will mutually agree in good faith which party will be responsible for development and Patent Prosecution of such Joint Improvement.

                                   ARTICLE 11
                                CONFIDENTIALITY

11.1   Scope.  During the period of this Agreement and for ten (10) years
       -----
thereafter, RandH and AQ agree: (a) not to disclose to any third party, except as specifically allowed by this Agreement, any Confidential Information, (b) to limit disclosure of Confidential Information within its own organization to individuals whose duties justify the need to know such information and who are legally obligated to comply with the terms of this Agreement.

       (a) To the extent practical, Confidential Information shall be disclosed in tangible form and marked "Confidential". Information disclosed in non-tangible form, such as orally or by visual inspection, shall not be considered confidential unless the disclosing party confirms in writing the fact and general nature of the disclosure within one (1) month after it is made.

       (b) The recipient of Confidential Information shall be under no obligation with respect to any information which: (i) at the time of disclosure is available to the public (ii) after disclosure becomes available to the public through no fault of the recipient, provided that the obligation of the recipient shall cease only after the date on which such information has become available to the public (iii) the recipient can demonstrate through tangible evidence was in its possession before receipt from the disclosing party (iv) is disclosed to the recipient without restriction on disclosure by a third party who has the lawful right to disclose such information. Confidential Information shall not be deemed to be within the foregoing exceptions merely because it is (i) specific and embraced by more general information in the public domain or the recipient's possession or (ii) a combination which can be pieced together to reconstruct the Confidential Information from multiple sources, none of which shows the whole combination, its principle of operation, or method of use.

                                   ARTICLE 12
                              TERM AND TERMINATION

12.1.  Term.
       -----

       The term of this Agreement shall be for a period of [***] from the Effective Date (the "Term"); provided, however, that for any Lead Candidate(s) that has proceeded beyond Gate 2 of the Gated Process Template, the terms and conditions of this Agreement shall remain in effect solely with respect to such Lead Candidate(s) until such time as (i) RandH

                                   13 of 18


[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to 17 C.F.R. Section 230.406.

has abandoned such Lead Candidate(s) as set forth in Section 6.1(c); (ii) a Biopesticide Registration for such Lead Candidate is issued by EPA or EU.

12.2.  Material Breach.
       ----------------

       Should either RandH or AQ, at any time during the term of this Agreement, commit a material breach of any provision hereunder, and fail to rectify such breach within sixty (60) days from receipt of written notice from the other party, such other party may terminate this Agreement by notice in writing to the breaching party provided that such notifying party is not in material breach of this Agreement. Failure to make any payment under this Agreement when due shall constitute a material breach of the Agreement. Upon termination, provision for clearance of unsold stocks and related issues would be made in good faith between the parties.

12.3.  Proceedings in Bankruptcy.
       --------------------------

       Should either party be adjudicated bankrupt or petition for or consent to any relief under any bankruptcy, reorganization, receivership, liquidation, compromise or arrangement or any moratorium statute whether now or hereinafter in effect, or should either party make an assignment for the benefit of its creditors, or petition for the appointment of a receiver, liquidator, trustee or custodian for all or a substantial part of its assets, or should a receiver, liquidator, trustee or custodian be appointed for all or a substantial part of such party's assets, the other party to this Agreement shall have the right to immediately terminate this Agreement. Notwithstanding any proceedings in bankruptcy, it is the express intent of the parties that each party shall retain any and all rights granted to such party in Articles 9 and 10 of this Agreement.

12.4   Survival.
       ---------

       Termination or expiration of this Agreement shall be without prejudice to any accrued rights or obligations of either party. Notwithstanding any provision in this Agreement, the provisions of Articles 8, 9, 10 and 11 shall survive any termination of this Agreement.

                                  ARTICLE 13
                                INDEMNIFICATION

13.1   Indemnification.  Subject to Section 13(c) below:
       ---------------

       (a) RandH hereby agrees to defend, indemnify and hold harmless AQ and each of its officers, directors, shareholders, employees, agents, representatives, attorneys, or advisors from and against any Damages arising out of or resulting from (i) RandH's failure to perform any of its obligations hereunder, (ii) any

                                   14 of 18


[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to 17 C.F.R. Section 230.406.

       breach of or inaccuracy in any representation or warranty made by RandH herein, (iii) the use or commercialization by RandH (or its sublicensees and assignees) of the Licensed Technology, or (iv) the conduct of RandH's business.

       (b) AQ agrees to defend, indemnify and hold harmless RandH and each of its officers, directors, shareholders, employees, agents, representatives, attorneys, or advisors from and against any Damages arising out of or resulting from (i) AQ's failure to perform any of its obligations hereunder or (ii) any breach of or inaccuracy in any representation or warranty made by AQ herein and (iii) the conduct of AQ's business.

       (c) LIMITATIONS ON LIABILITY.  EXCEPT TO THE EXTENT SET FORTH ABOVE (WITH
           ------------------------
       RESPECT TO DAMAGES ASSERTED BY THIRD PARTIES), IN NO EVENT SHALL EITHER PARTY (OR ITS AGENTS, EMPLOYEES, REPRESENTATIVES, OFFICERS, DIRECTORS, SHAREHOLDERS, ATTORNEYS OR ADVISORS) BE LIABLE TO THE OTHER PARTY (OR ITS AGENTS, REPRESENTATIVES, OFFICERS, DIRECTORS OR SHAREHOLDERS) OR ANY THIRD PARTY FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES RESULTING FROM THE USE, OR INABILITY TO USE, THE LICENSED TECHNOLOGY, THE COMMERCIALIZATION OF THE LICENSED TECHNOLOGY OR OTHERWISE ARISING OUT OF THIS AGREEMENT.

                                   ARTICLE 14
                                 MISCELLANEOUS

14.1.  Governing Law.
       --------------

       This Agreement shall be governed by the laws of the state of Delaware.

14.2.  Assignment.
       -----------

       RandH and AQ shall have the right to assign this Agreement without consent of the other party; provided, however, that the assigning party will use its best efforts to provide the earliest notification possible to the non-assigning party.

14.3.  Notices.
       --------

       All notices, requests or consents required or permitted under this Agreement shall be made in writing and shall be given to the other party by personal delivery, registered or certified mail (with return receipt), overnight air courier (with receipt signature) or facsimile transmission (with "answerback" confirmation of transmission), sent to such party's address or telecopy numbers set forth below, or such other addresses or telecopy numbers of which


                                   15 of 18


[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to 17 C.F.R. Section 230.406.

the parties have given notice pursuant to this section 14.3. Each such notice, request or consent shall be deemed effective upon the date of actual receipt, receipt signature or confirmation of transmission, as applicable.

                         If to RandH:

                         Rohm and Haas Company
                         100 Independence Mall West
                         Philadelphia, PA 19106-2399
                         USA
                         Attn: Dr. James B. Ryan
                         Phone: (215) 641-7397
                         Facsimile: (215) 619-1614

                         If to AQ;

                         AgraQuest, Inc.
                         1530 Drew Avenue
                         Davis, California, 95616
                         Attn: Dr. Pamela Marrone
                         Phone:  (530) 750-0150
                         Facsimile:  (530) 750-0153

14.4.  Entire Agreement.
       ----------------

       This Agreement constitutes the entire agreement of the parties with respect to the subject matter herein, supersedes all prior agreements with respect thereto, and may be amended only in writing signed by both parties.

14.5.  Severability.
       ------------

       If a court or regulatory authority of competent jurisdiction determines that one or more of the paragraphs or provisions of this Agreement are or may be invalid or unenforceable such decision shall not affect the remainder of the Agreement.

14.6.  Force Majeure.
       --------------

       The parties shall not be liable for any delay in or failure of performance hereunder due to any contingency beyond its reasonable control including but not limited to an act of God, war, mobilization, insurrection, rebellion, civil commotion, riot, act of extremist or public enemy, sabotage, labor dispute, lockout, strike explosion, fire, flood, storm, accident, drought, equipment failure, power failure, shortage of cars, delay of carrier, embargo, law,

                                   16 of 18


[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to 17 C.F.R. Section 230.406.

ordinance, rule or regulation, whether valid or invalid, including priority requisition, allocation, or price control.

14.7.  Waiver.
       -------

       Failure by either party hereto to exercise or enforce any rights conferred upon it by this Agreement shall not be deemed to be a waiver of any such rights or operate so as to bar the exercise or enforcement thereof or of any other rights at any subsequent time or times.

14.8.  Status of the Parties.
       ----------------------

       Nothing in this Agreement shall be construed as to constitute a partnership or joint venture between the parties or authorize either to represent the other party or contract any liability on behalf of the other party.

14.9.  Dispute Resolution; Arbitration.
       --------------------------------

       The parties failure to comply with the terms of the license grant in Sections 9.1, 10.1 or 10.2 shall constitute a material breach of this Agreement for which the parties respectively will be entitled to injunctive relief from a court of competent jurisdiction. In the event of a dispute between the parties as to any matter arising in connection with this Agreement, such matter shall be referred to the Vice President, Agricultural Chemicals Business Unit Director at RandH and Chief Executive Officer at AQ for resolution. If the dispute cannot be settled amicably through negotiation by these individuals, then the parties agree in good faith to submit the dispute to mediation in accordance with the Center for Public Resources Model Procedure for Mediation of Business Disputes. If the dispute cannot be settled through mediation, the parties agree to submit the dispute to binding arbitration in accordance with Title 9 of the United States Code and the Commercial Arbitration Rules of the American Arbitration Association (the "Association"). If the parties are unable to agree upon a single arbitrator, the arbitrator shall be a single, independent arbitrator selected by the Association. Arbitration shall take place at a location mutually agreeable to the parties. The fees and expenses of the mediator and arbitrator shall be paid equally by the parties to such mediation or arbitration.

14.10  Joint Press Release.
       --------------------

       Upon execution of this Agreement or as soon as practicable thereafter, the parties will issue a joint press release, the text of which shall be mutually acceptable to the parties.


Agreed to by:

                                   17 of 18


[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to 17 C.F.R. Section 230.406.

 AGRAQUEST, INC.                          ROHM AND HAAS COMPANY

By: /s/ Pamela G. Marrone                 By: /s/ Carlos A. Estevez
    ---------------------                     ---------------------
Name:  Dr. Pam Marrone                    Name:  Carlos A. Estevez
Title: President & CEO                    Title: Vice-President and World Wide
Agricultural                              Chemicals Business Unit Director

                                   18 of 18


[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to 17 C.F.R. Section 230.406.